UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 13, 2012

PHARMASSET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303-A College Road East

Princeton, NJ 08540

(Address of principal executive offices including Zip Code)

(609) 613-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On January 12, 2012, Royal Merger Sub II Inc. (“Purchaser”), a wholly-owned subsidiary of Gilead Sciences, Inc. (“Gilead”), completed its tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.001 (“Shares”) of Pharmasset, Inc. (“the Company”), at a price of $137 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 21, 2011, among the Company, Gilead and Royal Merger Sub Inc. (the rights of which thereunder were assigned to Purchaser on January 12, 2012) (the “Merger Agreement”). The Offer expired as scheduled at 12:00 midnight, New York City time, on January 12, 2012 and was not extended. The Company was advised by the depositary for the Offer that, as of the expiration time of the Offer, a total of approximately 72,041,926 Shares were validly tendered and not withdrawn pursuant to the Offer, representing approximately 95% of the Shares outstanding (including approximately 5,529,392 Shares delivered through notices of guaranteed delivery, representing approximately 7% of the Shares outstanding). Purchaser has accepted for payment all Shares that were validly tendered and not withdrawn prior to the expiration time of the Offer and promptly made payment to the depositary for the Offer for such Shares.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 13, 2012, the Board removed from their respective positions as officers of the Company and terminated the employment of the following individuals:

M. Michelle Berrey	Chief Medical Officer

Kurt Leutzinger	Chief Financial Officer

Mark Meester	Chief Administrative Officer

Michael Otto	Chief Scientific Officer

P. Schaefer Price	President and CEO

Michael Rogers	Chief Development Officer

Darryl Cleary	VP, Manufacturing

Phillip Furman	VP, Biological Sciences

Patrick Higgins	Executive Vice President Marketing and Sales

James Maguire	VP, Finance

Joseph Sonk	VP, Regulatory Affairs

In addition, effective as of January 13, 2012, the Board removed Bryce Roberts from his position as Secretary of the Company.

Effective January 13, 2012, the Board appointed the following individuals to the office set forth opposite his or her name to serve at the pleasure of the Board and until his or her successor is appointed and qualified or until his earlier resignation or removal:

John F. Milligan, Ph.D	President

Robin L. Washington	Chief Financial Officer

Brett A. Pletcher	Secretary

The other information required by Item 5.02 of Form 8-K is contained in the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission on December 6, 2011, including the Information Statement comprising Annex B thereto, and such information is incorporated herein by reference.

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

PHARMASSET, INC.
(Registrant)

Dated: January 13, 2012	By:	/s/ John F. Milligan, Ph.D.
	Name:	John F. Milligan, Ph.D.
	Title:	President